Exhibit 99.1

Waldencast Acquisition Corp. Shareholders Approve Business Combination with Obagi Skincare and Milk Makeup

●	The business combination with Obagi Skincare and Milk Makeup is expected to close on or around July 27, 2022

●	Strong support from shareholders with approximately 98% approval

●	The post-closing combined company will be renamed Waldencast plc and is expected to begin trading on Nasdaq under the ticker “WALD” on the first trading day following the closing date

JULY 25, 2022 – NEW YORK, NY – Waldencast Acquisition Corp., (NASDAQ: WALD) (“Waldencast”), a special purpose acquisition company, announced that in its extraordinary general meeting held today, its shareholders voted to approve the business combination with leading physician-dispensed, results-driven skin care brand Obagi Global Holdings Limited (“Obagi Skincare”) and award-winning makeup and skin care brand Milk Makeup LLC (“Milk Makeup”).

The business combination was supported by approximately 98% of the vote cast at the meeting, representing approximately 70% of Waldencast’s outstanding shares.

The closing of the business combination is expected to occur on or around July 27, 2022, subject to the satisfaction or waiver of all closing conditions. Upon the closing of the transactions with Obagi Skincare and Milk Makeup, both companies will become part of the Waldencast portfolio, and the combined company, Waldencast plc, will be listed on Nasdaq under the symbol “WALD”.

This three-way transaction with Obagi Skincare and Milk Makeup is a first step in Waldencast’s strategy to create a global best-in-class multi-brand beauty and wellness platform.

About Obagi Skincare

Obagi Skincare is an industry-leading, advanced skin care line rooted in research and skin biology, refined with a legacy of 30 years’ experience. First known as leaders in the treatment of hyperpigmentation with the Obagi Nu-Derm® System, Obagi Skincare products are designed to diminish the appearance of premature aging, photodamage, skin discoloration, acne, and sun damage. More information about Obagi Skincare is available on the brand’s website, Facebook, Twitter and Instagram pages.

About Milk Makeup

Founded in 2016 by Mazdack Rassi, Dianna Ruth, Georgie Greville, and Zanna Roberts Rassi, Milk Makeup quickly became a cult-favorite among the beauty community for its values of self-expression and inclusion, captured by its signature Live Your Look, its innovative formulas and clean ingredients. The brand creates vegan, cruelty-free, clean formulas from its Milk Makeup HQ in Downtown NYC. Currently, Milk Makeup offers over 300 products through its US website www.MilkMakeup.com, and its retail partners including Sephora in North America, Europe, the Middle East and Australia and Cult Beauty and Selfridges in the UK.

About Waldencast

Founded by Michel Brousset and Hind Sebti, Waldencast’s vision is to build a global best-in-class beauty and wellness operating platform by developing, acquiring, accelerating, and scaling the next generation of conscious, purpose-driven brands.  Waldencast entered into agreements regarding its proposed business combination with Obagi Skincare and Milk Makeup as a first step in realizing its vision. Waldencast intends to seek brands with a direct connection to today’s evolving consumers whose goals include pursuing social responsibility, inclusiveness, sustainability, and transparency. Its goal is to become the partner of choice for next-generation brands and consumers by leveraging the collective leadership and the industry-specific operating experience of its management team.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including with respect to the proposed transactions among Obagi Skincare, Milk Makeup and Waldencast, including statements regarding the intended benefits of the transactions, the anticipated timing of the transactions and the growth strategies of Waldencast, Obagi Skincare and Milk Makeup. These forward-looking statements generally are identified by the words “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Waldencast, Obagi Skincare, and Milk Makeup, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to: (i) the risk that the transactions may not be completed in a timely manner or at all, which may adversely affect the price of Waldencast’s securities, (ii) the inability to recognize the anticipated benefits of the proposed transactions (iii) the failure to receive certain governmental and regulatory approvals, (iv) the inability to complete the PIPE Investment or the Forward Purchase Agreements investments (as such terms are defined in the definitive proxy statement/prospectus filed by Waldencast with the SEC on July 7, 2022 (the “definitive proxy statement/prospectus”)), (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Obagi Merger Agreement or the Milk Equity Purchase Agreement (as such terms are defined in the definitive proxy statement/prospectus), (vi) changes in general economic conditions, including as a result of the COVID-19 pandemic, (vii) the outcome of litigation related to or arising out of the proposed transactions, or any adverse developments therein or delays or costs resulting therefrom, (viii) the effect of the announcement or pendency of the transactions on Obagi Skincare’s or Milk Makeup’s business relationships, operating results, and businesses generally, (ix) the ability to continue to meet Nasdaq’s listing standards following the consummation of the proposed transactions, (x) costs related to the proposed transactions, (xi) that the price of Waldencast’s securities may be volatile due to a variety of factors, including Waldencast’s, Obagi Skincare’s or Milk Makeup’s inability to implement their business plans or meet or exceed their financial projections and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transactions, and identify and realize additional opportunities and (xiii) the ability of Obagi Skincare and Milk Makeup to implement their strategic initiatives and continue to innovate their existing products and anticipate and respond to market trends and changes in consumer preferences. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Waldencast’s definitive proxy statement/prospectus and other documents filed or that may be filed by Waldencast from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Obagi Skincare, Milk Makeup and Waldencast assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Waldencast, Obagi Skincare, or Milk Makeup gives any assurance that Waldencast, Obagi Skincare or Milk Makeup, or the combined company, will achieve their expectations.

Contacts

Investors

ICR

Allison Malkin

waldencastir@icrinc.com

Media

ICR

Brittany Fraser

Waldencast@icrinc.com